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                                   Exhibit 23

                       Consent of Independent Accountants



         We consent to the incorporation by reference in the registration statements of Protective Life Corporation on Form S-3 (File Nos. 333-30905, 333-39103 and 33-59769) and Form S-8 (File Nos. 33-51887 and 33-68036) of our
report, dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which report is included or incorporated by reference in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Birmingham, Alabama
March 25, 1999